Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into in the City of Seattle, State of Washington, this 1st day of January, 1998, by and between AVTECH CORPORATION (referred to as “Employer”), a corporation duly organized and existing under the laws of the State of Washington, having its principal office and place of business at 3400 Wallingford Avenue North, Seattle, Washington, and Chris Anderson (referred to on this document as “Employee”).

WHEREAS:

1. Long Term Incentive Plan.

(a) Employer deems it is in the best interest of Employer to retain Employee so long as Employee is faithfully and diligently performing his duties hereunder. In addition to the Base Salary and discretionary bonus (if any), the Employer has adopted a long term incentive plan which provides for payment of Fifty Thousand Dollars ($50,000.00) to Employee if Employee remains employed by Employer through 1/1/2001.

(b) All amounts allocated to Employee under the long term incentive plan during the term of this Agreement shall be paid in one lump sum upon the earlier of (i) three (3) years from the date hereof or (ii) termination of this Agreement by the Employer. Employee acknowledges and agrees that if Employee terminates this Agreement for any reason, Employee shall forfeit any and all rights to receive the long term incentive amount. The parties acknowledge that the creation of the long term incentive plan is based, in part, on the good faith employment relationship between Employer and Employee. In this regard, in making the determination whether Employee is entitled to receive the long term incentive amount upon termination of employment, Employee’s employment will be deemed terminated per section 2.

(c) During Employee’s lifetime, he may not assign or otherwise transfer any interest in the long term incentive plan. However, upon the death of Employee, the Employer will be required to pay the Incentive Bonus amount to the Employee’s estate.

2. Termination. Either party may terminate employment upon thirty (30) days’ written notice to the other and Employer shall pay Employee until the date of termination if Employee terminates this agreement. In the event Employer terminates this agreement, it shall pay additional compensation and provide benefits as follows, unless the termination is for criminal activities in connection with Employer, its other employees, products, or any other crimes of a public nature, such as to bring disrepute to the Employer and the Employee. Employee’s employment will be deemed terminated by the Employer if Employee terminates his employment following a reduction in base salary, a material change in the duties assigned to him or requires relocation outside of the State of Washington.

(a) Payment in the amount of Base Salary of Employee for six (6) months. Such payments shall be made in a lump sum. Base Salary shall be not less than the base salary at the effective date of this agreement.

(b) Employer will continue all standard company employee benefits for six (6) months, to include, but not limited to, life insurance, medical, dental, and disability, said benefits to terminate the earlier of new employment of Employee or six months from termination.

(c) Employer agrees that it will not actively engage in negative comments or otherwise demean Employee in his job search activities.

(d) Employee will, upon completion of the terms of severance outlined above, sign an appropriate release and waiver of any age discrimination claims or any other claims in connection with the termination, such that Employer shall be released from any and all further claims or liabilities to Employee relating to termination.

3. Assignment. Employer shall have the right to assign this contract to its successors or assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its said successors or assigns.

4. Dispute Resolution. In the event of any dispute between the parties it is hereby agreed that, to the extent allowed by law, the dispute will be submitted for binding arbitration to a mutually agreeable arbitrator or, if the parties can not agree to J•A•M•S/Endispute for arbitration within forty-five (45) days of a written request for arbitration submitted by either party. All arbitration proceedings shall be conducted in accordance with the Rules of American Arbitration Association. The arbitrator’s decision shall be final and binding and judgment may be entered thereon. The parties shall each pay their own attorney’s fees and shall share equally in cost of arbitration.

5. Applicable Law. This agreement shall be construed in accordance with the law of the State of Washington.

IN WITNESS WHEREOF, Employer has hereunto signed its name by its General Managers, and Employee has signed his name.

AVTECH CORPORATION

By
CHRIS ANDERSON

By		“Employee”

By
General Managers